State Street Institutional Investment Trust

One Iron Street

Boston, MA 02210

State Street Global Advisors Funds Distributors, LLC

State Street Financial Center

One Iron Street

Boston, MA 02210

May 14, 2021

Ladies and Gentlemen:

Reference is made to the Amended and Restated Distribution Agreement between State Street Institutional Investment Trust (the “Trust”) and State Street Global Advisors Funds Distributors, LLC dated May 1, 2017 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide notice of the creation of additional series of the Trust (the “New Funds”):

Fund	Effective Date
State Street ESG Liquid Reserves Fund	July 2, 2019

State Street China Equity Select Fund	August 30, 2019

State Street Target Retirement 2065 Fund	February 20, 2020

State Street Income Fund	April 13, 2021

State Street U.S. Core Equity Fund	April 13, 2021

We request that you act as Distributor under the Agreement with respect to the New Funds.

In addition, please also be advised that, pursuant to the Agreement, the undersigned Trust is providing notice that the following funds have been liquidated and are removed from Annex I:

Fund Name	Effective Date
State Street Global Value Spotlight Fund	December 28, 2018

State Street European Value Spotlight Fund	December 28, 2018

State Street Asia Pacific Value Spotlight Fund	December 28, 2018

State Street U.S. Value Spotlight Fund	December 28, 2018

State Street Disciplined International Equity Fund	December 31, 2018

State Street Disciplined U.S. Equity Fund	December 31, 2018

State Street Target Retirement 2015 Fund	March 27, 2020

State Street Defensive Global Equity Fund (formerly, State Street Disciplined Global Equity Fund)	May 14, 2021

In addition, please be advised that the following funds are not operational and are removed from Annex I:

Fund Name
State Street MSCI Canada Index Fund

State Street MSCI Japan Index Fund

State Street MSCI Pacific ex Japan Index Fund

State Street MSCI Europe Index Fund

Additionally, please be advised that the undersigned Trust is providing notice in accordance with the Agreement of name changes for the following funds:

Former Fund Name	New Fund Name	Effective date
State Street Global Equity ex-U.S. Index Fund	State Street Global All Cap Equity ex-U.S. Index Fund	October 9, 2019
State Street Global Equity ex-U.S. Index Portfolio	State Street Global All Cap Equity ex-U.S. Index Portfolio	October 9, 2019

Please update Annex I to the Agreement accordingly.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

Very truly yours,

State Street Institutional Investment Trust

By:	/s/ Ellen M. Needham
Name: Ellen M. Needham
Title: President

Accepted:

State Street Global Advisors Funds Distributors, LLC

By:	/s/ Barry F.X. Smith
Name: Barry F.X. Smith

Title: President

Distribution Agreement

ANNEX I

FUNDS

State Street Equity 500 Index Fund

State Street Aggregate Bond Index Fund

State Street Institutional Liquid Reserves Fund

State Street Institutional U.S. Government Money Market Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Global All Cap Equity ex-U.S. Index Fund (formerly, State Street Global Equity ex-U.S. Index Fund)

State Street Global All Cap Equity ex-U.S. Index Portfolio (formerly, State Street Global Equity ex-U.S. Index Portfolio)

State Street Target Retirement 2020 Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement 2065 Fund

State Street Target Retirement Fund

State Street Equity 500 Index II Portfolio

State Street Aggregate Bond Index Portfolio

State Street Hedged International Developed Equity Index Fund

State Street International Developed Equity Index Fund

State Street Small/Mid Cap Equity Index Portfolio

State Street Small/Mid Cap Equity Index Fund

State Street Emerging Markets Equity Index Fund

State Street International Value Spotlight Fund

State Street Treasury Obligations Money Market Fund

State Street ESG Liquid Reserves Fund

State Street China Equity Select Fund

State Street Income Fund

State Street U.S. Core Equity Fund

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